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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-04612) of our report dated March 12, 1999 relating to the consolidated financial statements of U.S. Energy Systems, Inc. and subsidiaries, which is contained in that Registration Statement. We also consent to the reference to our firm under the caption "Experts."


/s/ Richard A. Eisner & Company, LLP


New York, New York
January 28, 2000